                                                                   EXHIBIT 4.1.4

                               THIRD SERIES A NOTE

                             SUPPLEMENTAL INDENTURE

                          Dated as of February 17, 1999


       This THIRD SERIES A NOTE SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 17, 1999, is made by and among IRIDIUM (POTOMAC) LLC (the "New Guarantor Subsidiary"), a Delaware limited liability company and a subsidiary of IRIDIUM OPERATING LLC, a Delaware limited liability company ("Operating"), Operating and IRIDIUM CAPITAL CORPORATION, a Delaware corporation, ("Capital" and together with Operating, the "Note Issuers") on behalf of themselves and the existing Guarantor Subsidiaries (the "Existing Guarantor Subsidiaries") under the Indenture referred to below, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

       WHEREAS Operating, a Delaware limited liability company and Capital, a Delaware corporation, as joint and several obligors, have heretofore executed and delivered to the Trustee an Indenture, dated as of July 16, 1997, as amended by the First Series A Note Supplemental Indenture, dated as of December 19, 1997 and the Second Series A Note Supplemental Indenture, dated as of February 27, 1998 (the "Indenture") providing for the issuance of an aggregate principal amount of up to $300,000,000 of 13% Senior Notes due 2005, Series A (the "Series A Notes") and the Initial Guarantors agreed to guarantee those obligations;

       WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Note Issuers are required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Note Issuers' obligations under the Series A Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

       WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Note Issuers and Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture.

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Note Issuers, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Series A Notes as follows:

       1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

       (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

       2. Agreement to Guarantee. The New Guarantor Subsidiary hereby agrees, jointly and severally with all other Guarantor Subsidiaries, to Guarantee the Note Issuers' obligations under the Series A Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

       3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Series A Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

       4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       5. Trustee Makes No Representation. The recitals contained herein shall be taken as statements of the Note Issuers and the Guarantor Subsidiaries and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

       6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                              IRIDIUM (POTOMAC) LLC


                              By: \s\ Roy Grant
                                 ----------------------------------
                                  Roy Grant
                                  Chief Financial Officer

                              IRIDIUM OPERATING LLC, on behalf of
                                itself and the Existing
                                Guarantor Subsidiaries,


                              By: \s\ Roy Grant
                                 ----------------------------------
                                  Roy Grant
                                  Vice President and
                                  Chief Financial Officer

                              IRIDIUM CAPITAL CORPORATION


                              By: \s\ Roy Grant
                                 ----------------------------------
                                  Roy Grant
                                  Vice President and
                                  Chief Financial Officer


                              STATE STREET BANK AND TRUST COMPANY
                                as Trustee,


                              By: \s\ Brian J. Curtis
                                 ----------------------------------
                                  Name: Brian J. Curtis
                                  Title: Assistant Vice President



                                      -4-